UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                                January 07, 2003
                Date of Report (Date of earliest event reported)
                                SGI INTERNATIONAL
             (Exact name of registrant as specified in its charter)

        Utah                 2-93124               33-0119035
(State of jurisdiction (Commission File Number)  (IRS Employer
 of incorporation)                              Identification No.)

                         1200 Prospect Street, Suite 325
                               La Jolla, CA 92037
              (Address of principal executive offices and Zip Code)

                                 (858) 551-1090
               (Registrants telephone number including area code)
[GRAPHIC OMITTED]

ITEM 2.  Bankruptcy or Receivership
On January 7, 2003, and December 23, 2002 SGI International ("SGI") and its subsidiary OCET Corporation, respectively, filed voluntary petitions for liquidation under Chapter 7 of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court") (Case Nos. 03-00140-JH and 02-12455-M7). As of midnight, Pacific Standard Time on January 20, no additional subsidiaries of SGI have filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court.

ITEM 7.  Financial Statements and Exhibits.

Not Applicable
[GRAPHIC OMITTED]


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto dully authorized.


January 7, 2003

SGI INTERNATIONAL

MICHAEL L. ROSE
Michael L. Rose
President and Chief Executive Officer